Execution Version

COMMON UNIT PURCHASE AGREEMENT
by and among
ENERGY TRANSFER EQUITY, L.P.
and
THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedule A —    List of Purchasers and Commitment Amounts
Schedule B — List of Jurisdictions of Organization and Foreign Qualification
Schedule C — List of Material Subsidiaries
Schedule D — Certain Agreements

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Opinion of Latham & Watkins LLP
Exhibit C — Form of Lock-up Agreement

COMMON UNIT PURCHASE AGREEMENT
This COMMON UNIT PURCHASE AGREEMENT, dated as of January 6, 2017 (this “Agreement”), is by and among ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on Schedule A hereto (each a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, in order to fund the purchase by the Partnership from Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), of a certain number of common units representing limited partner interests in ETP (the “ETP Unit Purchase”), the Partnership desires to sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, certain Common Units, in accordance with the provisions of this Agreement; and
WHEREAS, at the Closing (as defined below) the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Purchase Price” means the product of (i) the Common Unit Price multiplied by (ii) the aggregate number of Purchased Units purchased by the Purchasers.
“Agreement” has the meaning set forth in the introductory paragraph.
“Agreements and Instruments” has the meaning specified in Section 3.31.
“Business Day” means a day other than • a Saturday or Sunday or • any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Capital Account” has the meaning specified in the Partnership Agreement.
“Closing” has the meaning specified in Section 2.2.
“Closing Date” has the meaning specified in Section 2.2.
“Code” has the meaning specified in Section 3.41.
“Commission” means the United States Securities and Exchange Commission.
“Common Unit Price” has the meaning specified in Section 2.1(b).
“Common Units” means common units representing limited partner interests in the Partnership.
“Delaware LLC Act” means the Delaware Limited Liability Company Act.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
“Enforceability Exceptions” has the meaning specified in Section 3.24.
“Environmental Laws” has the meaning specified in Section 3.38.
“ERISA” has the meaning specified in Section 3.41.
“ETE Common Holdings LLC Agreement” has the meaning specified in Section 3.14.
“ETE Services LLC Agreement” has the meaning specified in Section 3.16.
“ETE Sigma” has the meaning specified in Section 3.15.
“ETE Sigma LLC Agreement” has the meaning specified in Section 3.15.
“ETP” has the meaning set forth in the recitals.
“ETP Class E Units” has the meaning specified in Section 3.13.
“ETP Class G Units” has the meaning specified in Section 3.13.
“ETP Class H Units” has the meaning specified in Section 3.13.
“ETP Class I Units” has the meaning specified in Section 3.13.
“ETP Class J Units” has the meaning specified in Section 3.13.
“ETP Class K Units” has the meaning specified in Section 3.13.
“ETP Common Units” has the meaning specified in Section 3.13.

“ETP GP Interest” has the meaning specified in Section 3.12.
“ETP GP LLC” means Energy Transfer Partners, L.L.C., a Delaware limited liability company.
“ETP GP LLC Agreement” has the meaning specified in Section 3.10.
“ETP GP LP” means Energy Transfer Partners GP, L.P., a Delaware limited partnership.
“ETP GP LP Agreement” has the meaning specified in Section 3.11.
“ETP GP LP Interests” has the meaning specified in Section 3.12.
“ETP Partnership Agreement” has the meaning specified in Section 3.13.
“ETP Unit Purchase” has the meaning set forth in the recitals.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Existing Credit Agreements” means, collectively, (i) the Revolving Credit Facility, (ii) the Senior Secured Term Loan Credit Agreement dated December 2, 2013 (as amended by the Incremental Loan Agreement No. 1 dated as of April 16, 2014), among the Partnership, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto, and (iii) the Senior Secured Term Loan C Credit Agreement, dated as of March 5, 2015, among the Partnership, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.
“Existing Indebtedness” means, collectively, (i) the Existing Credit Agreements, (ii) the Existing Notes and (iii) the Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013, by and among the Partnership, ETP LLC, ETE Services Company, LLC and ETE Common Holdings LLC (as grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under the Existing Credit Agreements.
“Existing Notes” means, collectively, the Partnership’s existing 7.500% Senior Notes due 2020, the existing 5.875% Senior Notes due 2024 and the existing 5.500% Senior Notes due 2027.
“Existing Registration Rights Agreements” means, collectively, (i) the Registration Rights Agreement, dated as of December 3, 2015, among Sunoco LP, and each of the Initial Purchasers named therein, and (ii) the Registration Rights Agreement, dated as of March 31, 2016, between the Partnership and Sunoco LP.
“FCPA” has the meaning specified in Section 3.48.
“GAAP” means U.S. generally accepted accounting principles.
“General Partner” means LE GP, LLC, a Delaware limited liability company.

“General Partner Interest” has the meaning specified in Section 3.8.
“General Partner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of LE GP, LLC, dated as of May 7, 2007, (as amended on December 23, 2009 by Amendment No. 1 thereto).
“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective properties or assets.
“Governmental Licenses” has the meaning specified in Section 3.35.
“Hazardous Materials” has the meaning specified in Section 3.38.
“Intellectual Property” has the meaning specified in Section 3.37.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Material Adverse Effect” has the meaning specified in Section 3.4.
“Material Subsidiaries” means, collectively, each of the Subsidiaries of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) included in the SEC Reports.
“Money Laundering Laws” has the meaning specified in Section 3.49.
“NYSE” means The New York Stock Exchange, Inc.
“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Organizational Agreements” means, collectively, the General Partner LLC Agreement, the Partnership Agreement and the Subsidiary Organizational Documents.
“Outstanding” has the meaning specified in the Partnership Agreement.
“Owned Units” has the meaning specified in Section 3.13.
“Owned Sunoco Units” has the meaning specified in Section 3.20.
“Partnership” has the meaning set forth in the introductory paragraph.
“Partnership Agreement” means the Third Amended and Restated Partnership Agreement of Energy Transfer Equity, L.P., dated February 8, 2006 (as amended by Amendment No. 1, dated November 1, 2006, Amendment No. 2, dated November 9, 2007, Amendment No. 3, dated May 26, 2010, Amendment No. 4, dated December 23, 2013, and Amendment No. 5, dated March 8, 2016).
“Partnership Entities” and each a “Partnership Entity” means the Partnership, the General Partner and the Material Subsidiaries of the Partnership.
“Partnership Related Parties” has the meaning specified in Section 6.2.
“PCAOB” has the meaning specified in Section 3.1.
“Per Unit Capital Amount” has the meaning specified in the Partnership Agreement.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.
“Placement Agents” means Barclays Capital Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., and TD Securities (USA) LLC.
“Placement Agent Engagement Letters” means, collectively, that (i) certain Placement Agents Engagement Letter, dated as of January 5, 2017, among the Partnership, on the one hand, and Barclays Capital Inc. and J.P. Morgan Securities LLC, on the other, (ii) certain Joinder Letter to Engagement Letter, dated as of January 6, 2017, by and among the Partnership, Barclays Capital Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc., and (iii) certain Joinder Letter to Engagement Letter, among the Partnership, Barclays Capital Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., and TD Securities (USA) LLC.
“Plan” has the meaning specified in Section 3.41.

“Purchase Price” means, with respect to a particular Purchaser, the dollar amount set forth opposite such Purchaser’s name under the column titled “Commitment Amount” set forth on Schedule A hereto.
“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units set forth opposite such Purchaser’s name under the column titled “Purchased Units” set forth on Schedule A hereto.
“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.
“Purchaser Related Parties” has the meaning specified in Section 6.1.
“Registration Rights Agreement” has the meaning set forth in the recitals.
“Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Release” has the meaning specified in Section 3.38.
“Repayment Event” has the meaning specified in Section 3.31.
“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
“Requesting Party” has the meaning specified in Section 7.8.
“Revolving Credit Facility” means the Credit Agreement dated December 2, 2013 (as amended by the Incremental Commitment Agreement No. 1 dated as of February 19, 2014, the Amendment and Incremental Commitment Agreement No. 2 dated as of May 6, 2014, and the Amendment and Incremental Commitment Agreement No. 3 dated as of February 10, 2015) among the Partnership, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto.
“Sanctions” has the meaning specified in Section 3.50.
“SEC Reports” means the reports and statements filed by the Partnership since December 31, 2015 under the Exchange Act and registration statements filed by the Partnership since December 31, 2015 under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“SHC” means Susser Holdings Corporation, a Delaware corporation.
“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
“Subsidiary” means, with respect to any Person, (A) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (B) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (C) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has • at least a majority ownership interest or • the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Subsidiary Organizational Documents” has the meaning specified in Section 3.21.
“Sunoco Class C Units” has the meaning specified in Section 3.20.
“Sunoco Common Units” has the meaning specified in Section 3.20.
“Sunoco GP” has the meaning specified in Section 3.17.
“Sunoco GP Interests” has the meaning specified in Section 3.18.
“Sunoco GP LLC Agreement” has the meaning specified in Section 3.17.
“Sunoco IDRs” has the meaning specified in Section 3.19.
“Sunoco LP Partnership Agreement” has the meaning specified in Section 3.18.
“Unrealized Gain” has the meaning specified in the Partnership Agreement.
“Walled Off Person” has the meaning specified in Section 4.12.
ARTICLE II

AGREEMENT TO SELL AND PURCHASE
Section 2.1    Sale and Purchase.
(a)    Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each of its Purchased Units as set forth in paragraph (b) below. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the failure or waiver of performance under this Agreement by any Purchaser does not excuse performance by any other Purchaser or by the Partnership with respect to the other Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Partnership and a Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers.
(b)    The amount per Common Unit each Purchaser will pay to the Partnership to purchase the Purchased Units hereunder shall be $18.00 (the “Common Unit Price”). If the Closing Date is after the record date for the distribution to the Partnership’s holders of Common Units with respect to the quarter ending December 31, 2016, the Common Unit Price shall be reduced by an amount equal to such per unit distribution and Schedule A hereto shall be updated accordingly.
Section 2.2    Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on January 12, 2017 or as mutually agreed otherwise by the parties following the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”) at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or such other location as mutually agreed by the parties. The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.
Section 2.3    Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and
(b)    There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
Section 2.4    Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):
(a)    The Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;
(b)    (i) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date, and (ii) all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);
(c)    The NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units;
(d)    No notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;
(e)    The Common Units shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE;
(f)    No Material Adverse Effect shall have occurred and be continuing; and
(g)    The Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 2.6.
Section 2.5    The Partnership’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    Such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Purchaser on or prior to the Closing Date;
(b)    (i) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only); and

(c)    Such Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing such Purchaser’s closing deliveries described in Section 2.7.
Section 2.6    Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser:
(a)    evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing the legend or restrictive notation set forth in Section 4.9, free and clear of all Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;
(b)    the Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership;
(c)    A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Partnership Entities is in good standing;
(d)    An opinion addressed to the Purchasers from Latham & Watkins LLP, legal counsel to the Partnership, dated as of the Closing, in the form and substance attached hereto as Exhibit B;
(e)    A certificate, dated the Closing Date and signed by each of the President and Group Chief Financial Officer of the General Partner, on behalf of the Partnership, in their respective capacities as such, stating that:
(i)    The Partnership has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and
(ii)    The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Partnership are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).
(f)    A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers;
(g)    A receipt, dated the Closing Date, executed by the Partnership to the effect that the Partnership has received the Aggregate Purchase Price with respect to the Purchased Units issued and sold to the Purchasers; and

(h)    The “lock-up” agreements, each substantially in the form of Exhibit C hereto, among (i) each of Barclays Capital Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as lock-up representatives of the Placement Agents, on the one hand, and (ii) the Partnership and each of the officers and directors of the General Partner, on the other hand, related to sales and certain other dispositions of Common Units or certain other securities, shall be in full force and effect on the Closing Date.
Section 2.7    Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Partnership:
(a)    Payment to the Partnership of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Commitment Amount” on Schedule A hereto by wire transfer of immediately available funds to an account designated by the Partnership in writing at least two Business Days prior to the Closing Date; provided that such delivery shall be required only after delivery of the Purchased Units as set forth in Section 2.6(a); and
(b)    The Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser.
Section 2.8    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. The failure or waiver of performance under any Operative Document by any Purchaser does not excuse performance by any other Purchaser or by the Partnership with respect to the other Purchasers.  It is expressly understood and agreed that each provision contained in the Operative Documents is between the Partnership and a Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership represents and warrants to each Purchaser as follows:
Section 3.1    Independent Registered Public Accounting Firms. Grant Thornton LLP, who has certified certain financial statements and supporting schedules of the Partnership, its Subsidiaries and certain Affiliates included in the SEC Reports, is an independent registered public accounting firm with respect to the Partnership, its Subsidiaries and such Affiliates as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”) and has not resigned or been dismissed as independent registered public accountants of the Partnership, its Subsidiaries or such affiliates as a result of or in connection with any disagreement with the Partnership, its Subsidiaries or such affiliates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Ernst & Young LLP, who has certified certain financial statements and supporting schedules of SHC and Sunoco LP included in the SEC Reports, is an independent registered public accounting firm with respect to SHC and Sunoco LP as required by the Securities Act and the PCAOB and has not resigned or been dismissed as independent registered public accountants of SHC or Sunoco LP as a result of or in connection with any disagreement with SHC or Sunoco LP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
Section 3.2    Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related schedules and notes) included in the SEC Reports, including any financial statements of Subsidiaries filed pursuant to Section 3-05 of Regulation S-X, present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. All disclosures contained in such financial statements regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
Section 3.3    Forward-Looking Statements and Supporting Information. Each of the forward-looking statements made by the Partnership included in the SEC Reports or other materials distributed to the Purchasers was made with a reasonable basis and in good faith.
Section 3.4    No Material Adverse Change in Business. Except as otherwise disclosed in the SEC Reports, (A) there has been no material adverse change, or any development that could reasonably be expected to (1) result in a material adverse change in the condition, financial or otherwise, or in the earnings, properties, business, operations or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, or (2) materially and adversely affect the ability of the Partnership to perform its obligations pursuant to this Agreement (each such change, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, considered as one enterprise, (C) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities taken as a whole, (D) there has been no change in the capitalization, short-term debt or long-term debt of the Partnership Entities and (E) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of equity securities.

Section 3.5    Formation and Good Standing of Partnership Entities. Each of the Partnership Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of its jurisdiction of organization or incorporation, as the case may be (as set forth on Schedule B hereto), and has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the SEC Reports. Each of the Partnership Entities is duly qualified as a foreign limited partnership, limited liability company or corporation, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule B hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect. Schedule B hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Partnership Entities.
Section 3.6    Corporate Structure. The entities listed on Schedule C hereto are the Material Subsidiaries of the Partnership. Each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such applicable jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.7    Ownership of the General Partner. Kelcy L. Warren owns approximately 81.2% and Ray C. Davis owns approximately 18.8% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act).
Section 3.8    Ownership of the General Partner Interest in the Partnership. On the date hereof, the General Partner is the sole general partner of the Partnership with an approximate 0.3% general partner interest in the Partnership (the “General Partner Interest”), and after giving effect to the transactions contemplated herein, the General Partner will remain the sole general partner of the Partnership. The General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns the General Partner Interest free and clear of all Liens.
Section 3.9    Ownership of Limited Partner Interests in the Partnership. On the date hereof, the limited partners of the Partnership own 1,046,962,805 common units of the Partnership, representing an approximate 99.7% limited partner interest in the Partnership.
Section 3.10    Ownership of ETP GP LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETP GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETP GP LLC (the “ETP GP LLC Agreement”) and are fully paid (to the extent required under the ETP GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership

owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness.
Section 3.11    Ownership of ETP GP LP. (i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of ETP GP LP (the “ETP GP LP Agreement”); (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under the Existing Indebtedness; (iv) the Partnership owns 100% of the limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the ETP GP LP Agreement and are fully paid (to the extent required under the ETP GP LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than Liens arising under the Existing Indebtedness.
Section 3.12    Ownership of the General Partner Interest in ETP. On the date heoreof, ETP GP LP is the sole general partner of ETP with an approximate 0.7% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns 100% of the incentive distribution rights in ETP; the ETP GP Interest and the incentive distribution rights in ETP (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the ETP Partnership Agreement; and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens.
Section 3.13    Ownership of the Limited Partner Interests in ETP. On the date hereof, the issued and outstanding limited partner interests of ETP consist of 529,869,235 common units (the “ETP Common Units”), 8,853,832 Class E Units (the “ETP Class E Units”), 90,706,000 Class G Units (the “ETP Class G Units”), 81,001,069 Class H Units (the “ETP Class H Units”),100 Class I Units (the “ETP Class I Units”), 101,525,429 Class K Units (the “ETP Class K Units”) and 1,912,569 Series A Cumulative Convertible Preferred Units, collectively representing an approximate 99.3% limited partner interests in ETP; on the date hereof and on the Closing Date (prior to giving effect to the ETP Unit Purchase), (i) the Partnership owns and will own 2,571,695 ETP Common Units representing approximately a 0.5% limited partner interest in ETP, in each case free and clear of all Liens, other than Liens arising under the Existing Indebtedness, (ii) Heritage Holdings, Inc. owns and will own 8,853,832 ETP Class E Units, free and clear of all Liens, (iii) Sunoco, Inc. owns and will own 90,706,000 ETP Class G Units, free and clear of all Liens, (iv) ETE or its Subsidiaries owns and will own 81,001,069 ETP Class H Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness, (v) ETE owns and will own 100 ETP Class I Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness, and (vi) ETP Holdco Corporation and its Subsidiaries own and will own 101,525,429 ETP Class K Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness (such owned ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class H Units, ETP Class I Units and ETP Class K Units being referred to as, the “Owned Units”); all of the Owned Units and the limited partner interests represented by the ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class H Units, ETP Class I Units and ETP Class K Units, included therein have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (as

amended to date, the “ETP Partnership Agreement”) and are fully paid (to the extent required under the ETP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
Section 3.14    Ownership of ETE Common Holdings, LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETE Common Holdings, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Common Holdings, LLC (the “ETE Common Holdings LLC Agreement”) and are fully paid (to the extent required under the ETE Common Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and on the Closing Date, the Partnership will own such membership interests free and clear of all Liens, other than Liens arising under the Existing Indebtedness.
Section 3.15    Ownership of ETE Sigma Holdco, LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETE Sigma Holdco, LLC (“ETE Sigma”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Sigma (as amended to date, the “ETE Sigma LLC Agreement”) and are fully paid (to the extent required under the ETE Sigma LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act).
Section 3.16    Ownership of ETE Services Company, LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETE Services Company, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Services Company, LLC (as amended to date, the “ETE Services LLC Agreement”) and are fully paid (to the extent required under the ETE Services LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness.
Section 3.17    Ownership of Sunoco GP LLC. ETE Sigma owns 100% of the issued and outstanding membership interests in Sunoco GP LLC, a Delaware limited liability company and general partner of Sunoco LP (“Sunoco GP”), such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Sunoco GP (as amended to date, the “Sunoco GP LLC Agreement”) and are fully paid (to the extent required under the Sunoco GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and ETE Sigma owns such membership interests free and clear of all Liens.
Section 3.18    Ownership of General Partner Interests in Sunoco LP. Sunoco GP is the sole general partner of Sunoco LP, with a non-economic general partner interest in Sunoco LP (the “Sunoco GP Interest”); the Sunoco GP Interest has been duly authorized and validly issued in accordance with the limited partnership agreement of Sunoco LP (as amended to date, the “Sunoco

LP Partnership Agreement”); and Sunoco GP owns the Sunoco GP Interest free and clear of all Liens.
Section 3.19    Ownership of Incentive Distribution Rights in Sunoco LP. The Partnership is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Sunoco LP Partnership Agreement, the “Sunoco IDRs”); and the Partnership owns the Sunoco IDRs free and clear of all Liens, other than Liens arising under the Existing Indebtedness.
Section 3.20    Ownership of Limited Partner Interests in Sunoco LP. On the date hereof, the issued and outstanding limited partner interests in Sunoco LP consist of 98,181,046 common units (the “Sunoco Common Units”) and 16,410,780 Class C Units (the “Sunoco Class C Units”), representing all of the limited partner interests in Sunoco LP; on the date hereof and on the Closing Date, (i) ETP beneficially owns and will own 43,487,668 Sunoco Common Units, free and clear of all Liens, (ii) the Partnership beneficially owns and will own 2,263,158 Sunoco Common Units, free and clear of all Liens, (iii) Aloha Petroleum, Ltd., a Hawaii corporation, owns and will own 5,242,113 Sunoco Class C Units, free and clear of all Liens, (iv) Stripes No. 1009 LLC, a Texas limited liability company, owns and will own 5,544,140 Sunoco Class C Units, free and clear of all Liens, and (v) Stripes LLC, a Texas limited liability company, owns and will own 5,624,527 Sunoco Class C Units, free and clear of all Liens (such owned Sunoco Common Units and Sunoco Class C Units, the “Owned Sunoco Units”); all of the Owned Sunoco Units and limited partner interests represented by the Sunoco Common Units and Sunoco Class C Units have been duly authorized and validly issued in accordance with the Sunoco Partnership Agreement and are fully paid (to the extent required under the Sunoco Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
Section 3.21    Ownership of Subsidiaries. All of the outstanding shares of capital stock, limited liability company interests and partner interests of each of the subsidiaries of the Partnership, ETP, Sunoco LP and Sunoco Logistics Partners, L.P. direct and indirect, have been duly authorized and validly issued and are fully paid (to the extent required under their respective partnership agreement, limited liability company agreement or other organizational documents (together, the “Subsidiary Organizational Documents”)) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), or Section 101.206, 153.102 and 153.210 of the Texas Business Organizations Code.
Section 3.22    No Restrictions on Subsidiaries. None of the Partnership’s Subsidiaries is, or at the Closing Date will be, prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity securities held directly or indirectly by the Partnership, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary of the Partnership, except as set forth in the Existing Indebtedness.
Section 3.23    Authority. Each of the Partnership and the General Partner has the full limited partnership or limited liability company right, power and authority, as the case may be,

necessary (%6) to execute and deliver this Agreement and, in the case of the Partnership, to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated by such Agreement has been duly and validly taken, (%6) in the case of the Partnership, to issue, sell and deliver the Purchased Units and (%6) in the case of the General Partner, to act as the general partner of the Partnership.
Section 3.24    Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly, executed and delivered by or on behalf of the Partnership and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).
Section 3.25    Authorization, Execution and Delivery of the Registration Rights Agreement. On the Closing Date, the Registration Rights Agreement will have been duly authorized and validly executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, provided that the enforceability thereof may be limited by the Enforceability Exceptions.
Section 3.26    Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Organizational Agreements of the Partnership and the General Partner have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions.
Section 3.27    Authorization of Common Units. The Common Units to be purchased by the Purchasers from the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).
Section 3.28    Purchased Units. On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.
Section 3.29    Capitalization of the Partnership. As of the date hereof, the issued and outstanding equity interests of the Partnership consist of (%4) 1,046,962,805 Common Units (of which 5,884,233 consist of restricted units under the Partnership’s Long-Term Incentive Plan), which are the only limited partner interests of the Partnership issued and outstanding, and (%4) the

General Partner Interest; all of such Common Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
Section 3.30    No Option or Preemptive Rights of Common Units; No Registration Rights. Except as (A) provided to the General Partner in the Partnership Agreement, or (B) contemplated by this Agreement, the Existing Registration Rights Agreements and the Registration Rights Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to any Organizational Agreement or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except as contemplated by this Agreement, the Existing Registration Rights Agreements and the Registration Rights Agreement or pursuant to the Partnership Agreement, there are no contracts, agreements or understandings between any of the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any equity securities of the Partnership owned or to be owned by such Person or to require the Partnership to include such equity securities in the Registration Statement or in any other registration statement filed by or required to be filed by the Partnership under the Securities Act. Neither the filing of the Registration Statement pursuant to the Registration Rights Agreement nor the offering, issuance or sale of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.
Section 3.31    Absence of Violations, Defaults and Conflicts. None of the Partnership Entities is (A) in violation of its Organizational Agreements, (B) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Entities is or, on the Closing Date, will be, a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority, except for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and the consummation of transactions contemplated thereby do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for any such violations, breaches, defaults, Repayment Events or Liens, that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created pursuant to the Existing Indebtedness), nor will such action result in (x) any violation of the provisions of the Organizational Agreements of any of the Partnership Entities or (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority, except in the case of clause (y), for any such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.
Section 3.32    No Labor Dispute. No labor dispute with the employees of any of the Partnership Entities engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is threatened or imminent, which, in any case, would result in a Material Adverse Effect.
Section 3.33    Litigation. There are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or to which any property or assets of the Partnership Entities is the subject that could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Partnership Entities, no such proceedings are threatened or contemplated by any Governmental Authority or by others.
Section 3.34    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by any of the Partnership Entities of its obligations hereunder, in connection with the offering, issuance or sale of the Purchased Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of Financial Industry Regulatory Authority, Inc.
Section 3.35    Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Authorities necessary to conduct the business now operated by them, except for any failures to possess a Governmental License that would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities is in compliance with the terms and conditions of all Governmental Licenses, except for any failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except for any failures of such Governmental Licenses to be in full force and effect that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
Section 3.36    Title to Property. The Partnership Entities have good and marketable title to all real property owned by them and good title to all other property owned by them, in each case, free and clear of all Liens, except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, are in full force and effect, and none of the

Partnership Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Entity to the continued possession of the leased or subleased premises under any such lease or sublease.
Section 3.37    Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies, singly or in the aggregate, would result in a Material Adverse Effect.
Section 3.38    Environmental Laws. Except as disclosed in the SEC Reports or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. The term “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
Section 3.39    Hazardous Materials. Except as disclosed in the SEC Reports, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Partnership Entities (or, to the knowledge of the Partnership Entities, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Partnership Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violations or liabilities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.40    Review of Environmental Laws. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in or contemplated in the SEC Reports.
Section 3.41    Compliance with ERISA. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (D) the fair market value of the assets of each Plan that is subject to Title IV of ERISA (other than a “multiemployer plan”) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (F) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan. Neither of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans by the Partnership Entities in the Partnership’s current fiscal year compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect; or (2) an increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Partnership’s most recently completed fiscal year that is expected to result in a Material Adverse Effect.
Section 3.42    Accounting Controls and Disclosure Controls. The Partnership maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (%6) access to assets is permitted only in accordance with management’s general or specific authorization; (%6) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (C) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports is accurate. As of the date hereof, (1) since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting, and (2) the Partnership is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.
The Partnership maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the Exchange Act.
Section 3.43    Compliance with Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of the NYSE, in each case that are effective and applicable to the Partnership.
Section 3.44    Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to filing) all foreign, federal, state and local tax returns (including,

without limitation, any information returns, statements, forms, filings and reports) that are required to be filed through the date hereof, except in any case in which the failure so to file would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than • those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or • those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and, to the knowledge of the Partnership, no tax deficiencies have been or could reasonably be expected to be asserted against the Partnership that could, in the aggregate reasonably be expected to have a Material Adverse Effect.
Section 3.45    Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage which it has sought or for which it has applied.
Section 3.46    Investment Company Act. None of the Partnership Entities is required, and as of the Closing Date after giving effect to the offer and sale of the Purchased Units and the application of the proceeds therefrom, none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940.
Section 3.47    Absence of Price Manipulation. None of the Partnership Entities has taken, nor will any of the Partnership Entities take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Purchased Units or a violation of Regulation M under the Exchange Act.
Section 3.48    Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of or providing services to any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 3.49    Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.
Section 3.50    OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate, representative or other person acting on behalf of or providing services to any Partnership Entity, is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Purchased Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
Section 3.51    No Broker’s Fees. Other than as described in the Placement Agent Engagement Letters, none of the Partnership Entities or any of their respective Subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against the Partnership Entities or any Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Purchased Units.
Section 3.52    No Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 4.6 and Section 4.7, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
Section 3.53    Periodic Reports. The SEC Reports have been filed with the Commission on a timely basis. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.
Section 3.54    No Integration. The Partnership has not sold or issued any securities that would be integrated with the offering and sale of the Purchased Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
Section 3.55    NYSE Listing of Purchased Units. As of the Closing Date, the Purchased Units will be approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.
Section 3.56    MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under Section 7704(d) of the Code.
Section 3.57    Placement Agent Reliance. The Partnership acknowledges that each of the Placement Agents may rely upon the representations and warranties made by the Partnership to each Purchaser in this Agreement.
Section 3.58    No Side Agreements. Except as set forth on Schedule D, there are no agreements by, among or between any of the Partnership Entities, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents or the Placement Agent Engagement Letters, nor promises or inducements for future transactions between or among any of such parties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:
Section 4.1    Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
Section 4.2    Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to the Enforceability Exceptions.
Section 4.3    No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (B) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (C) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
Section 4.4    Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
Section 4.5    No Side Agreements. Except as set forth on Schedule D, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.
Section 4.6    Investment. The Purchased Units are being acquired for such Purchaser’s own account, the account of its Affiliates or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (A) that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (B) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more over-the-counter transactions with respect to such Purchaser’s Purchased Units with a third party, provided that such transactions referencing the Common Units are exempt from registration under the Securities Act.
Section 4.7    Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (A) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated by the Commission pursuant to the Securities Act, (B) an “Institutional Account” as defined in the Financial Industry Regulatory Authority (“FINRA”) Rule 4512(c), and (C) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments in private equity transactions and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment. Such Purchaser represents that it has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Purchased Units and participation in the transactions set forth hereunder (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Purchaser and (iii) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing or holding the Purchased Units.
Section 4.8    Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
Section 4.9    Legend. Such Purchaser understands that the book entry evidencing the Purchased Units will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.10    Partnership Information. Such Purchaser acknowledges and agrees that the Partnership has provided or made available to such Purchaser (through EDGAR, the Partnership’s website or otherwise) all SEC Reports, as well as all press releases or investor presentations issued by the Partnership through the date of this Agreement that are included in a filing by the Partnership on Form 8-K or clearly posted on the Partnership’s website. Such Purchaser also acknowledges and agrees that it has (i) had the opportunity to ask questions of and receive answers from the Partnership directly, and (ii) conducted and completed its own independent due diligence with respect to the transactions described hereunder.
Section 4.11    Placement Agent Reliance. Such Purchaser agrees that each of the Placement Agents may rely upon the representations and warranties made by such Purchaser to the Partnership in this Agreement. In addition, such Purchaser acknowledges and agrees that (i) each of the Placement Agents is acting solely as a placement agent in connection with the private placement by the Partnership of the Common Units contemplated hereunder and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, the Partnership or any other person or entity in connection with the transactions set forth hereunder, (ii) none of the Placement Agents has made and will not make any representations, declarations or warranties, whether express or implied, of any kind or character and has not provided any advice or recommendation to such Purchaser regarding the Partnership or its offering of the Common Units; (iii) such Purchaser, in making its investment decision with respect to whether to invest in the Common Units offered by the Partnership hereunder has relied on its own analysis and decision, and has not relied on any of the Placement Agents or their respective representatives for any purpose; and (iv) none of the Placement Agents has offered to sell, or solicited an offer to buy, any of the Common Units, which such Purchaser proposes to acquire from the Partnership. Such Purchaser further acknowledges and agrees that (A) except for the representations, warranties and agreements of the Partnership expressly set forth in the Purchase Agreement, such Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice such Purchaser deems appropriate) with respect to the Purchased Units, the transactions contemplated hereunder and the business, condition (financial and otherwise), management, operations, properties and prospects of the Partnership, including but not limited to all business, legal, regulatory, accounting, credit and tax matters, (B) none of the Placement Agents will have responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereunder or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Partnership or the transactions contemplated hereunder, and (C) none of the Placement Agents shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Partnership or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through such Purchaser, in respect of the transactions contemplated hereunder.
Section 4.12    Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it between (i) the time it first began discussions with the Partnership or the Placement Agents about the transactions contemplated by this Agreement and (ii) the Closing; provided, however, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided, further, that subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: • such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and • the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.
ARTICLE V
COVENANTS
Section 5.1    Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all Governmental Licenses that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. The Partnership shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided, that the Partnership shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Partnership’s insider trading policy or a confidentiality obligation of the Partnership. The Partnership shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with each Purchaser to ensure that the Purchased Units are validly and effectively issued to such Purchaser and that such Purchaser’s ownership of the Purchased Units following the Closing is accurately reflected on the appropriate books and records of the Partnership’s transfer agent.
Section 5.2    Other Actions. The Partnership shall file prior to the Closing a supplemental listing application with the NYSE to list the Purchased Units.
Section 5.3    Expenses . The Partnership shall pay up to $75,000 of legal fees of Baker Botts L.L.P., counsel to the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and Registration Rights Agreement and the transactions contemplated hereby and thereby, provided that any request for such payment is accompanied by a satisfactory written invoice for such expenses. If any action at law or equity is necessary to enforce or interpret the terms of any Operative Document, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.
Section 5.4    Use of Proceeds. The Partnership shall use the net proceeds from the sale of the Purchased Units (after the payment of all related fees and expenses, including commissions and reimbursement of expenses to the Placement Agents) to (i) fund the purchase by the Partnership from ETP a certain number of common units representing limited partner interests in ETP and/or (ii) repay borrowings outstanding under the Revolving Credit Facility.

ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, the “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided, further, that none of the Purchaser Related Parties shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification above.
Section 6.2    Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided, further, that none of the Partnership Related Parties shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.
Section 6.3    Indemnification Procedure. Promptly after receipt by an indemnified party under this Article VI of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Sections 6.1 or 6.2 of this Article VI except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Article VI. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Article VI if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Sections 6.1 and 6.2 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party's entitlement to such reimbursement prior to the date of such settlement.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Certain Special Allocations of Book and Taxable Income. The initial Capital Account balance attributable to a Purchased Unit shall equal the Common Unit Price. To the extent that the initial Capital Account balance attributable to a Purchased Unit differs from the Per Unit Capital Amount as of the Closing Date for a then Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to the Purchasers so that the Per Unit Capital Amount with respect to their Purchased Units is equal to the Per Unit Capital Amount with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocation will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (i) an event described in Section 5.6(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units or (ii) the transfer of Purchased Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. To the maximum extent permissible under the Partnership Agreement or under applicable law, a special allocation resulting from clause (i) will be made through allocations of Unrealized Gain.
Section 7.2    Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.3    Survival of Provisions. The representations and warranties set forth in Sections 3.5, 3.7, 3.23, 3.24, 3.25, 3.26, 3.27, 3.28, 3.29, 3.50, 3.51, and 3.56 shall survive indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.
Section 7.4    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(b)    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.
Section 7.5    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon the Partnership, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
(b)    Assignment of Rights. Each Purchaser may assign all or any portion of its rights and obligations under this Agreement without the consent of the Partnership to any Affiliate of such Purchaser. Except as expressly permitted by this Section 7.5(b), such rights and obligations may not otherwise be transferred except with the prior written consent of the Partnership (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 7.6    Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Partnership, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.
Section 7.7    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
(a)    If to any Purchaser, to the respective address listed on Schedule A to the Registration Rights Agreement; and
(b)    If to the Partnership:
Energy Transfer Equity, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attention: Chief Financial Officer

with a copy to:

Latham & Watkins LLP
811 Main Street
Suite 3700
Houston, Texas 77002
Attention: William N. Finnegan IV
Facsimile: (713) 546-5401

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 7.8    Removal of Legend. Upon request of a Purchaser or its permitted assigns (the “Requesting Party”), the Partnership, at its sole cost, shall remove the legend described in Section 4.9 (or instruct its transfer agent to so remove such legend) from the certificates evidencing Purchased Units or book-entry account maintained by the transfer agent issued and sold to such Purchaser pursuant to this Agreement if (A) such Purchased Units are sold pursuant to an effective registration statement under the Securities Act, (B) such Purchased Units are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Partnership), or (C) such Purchased Units are eligible for sale under Rule 144, without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with the request to remove the legend from Purchased Units pursuant to clause (B) of the first sentence of this Section 7.8, the Requesting Party or its broker shall deliver to the transfer agent and the Partnership a customary broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Requesting Party is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. In connection with the request to remove the legend from Purchased Units pursuant to clause (C) of the first sentence of this Section 7.8, the Requesting Party shall provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Purchased Units have been held.
Section 7.9    Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Partnership or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 7.10    Governing Law. This Agreement including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).
Section 7.11    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
Section 7.12    Termination.
(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by any Purchaser (with respect to such Purchaser only), upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement.

(b)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
(i)    if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
(ii)    if the Closing shall not have occurred by January 19, 2017.
(c)    In the event of the termination of this Agreement as provided in this Section 7.12, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 5.3 and Article VI of this Agreement.
Section 7.13    Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
Section 7.14    Other Relationships. Each of the Purchasers acknowledges and agrees that (i) the Placement Agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities, and have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and expenses, and (ii) affiliates of each of the Placement Agents are lenders and agents under the Partnership’s or its affiliates’ (including ETP) bank credit facilities, and may directly or indirectly receive their respective share of any repayment by the Partnership or ETP of their respective outstanding credit facilities from the proceeds of this transaction.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
ENERGY TRANSFER EQUITY, L.P.

By:     LE GP, LLC,
its General Partner

By:    /s/ Thomas E. Long
Name: Thomas E. Long
Title:    Group Chief Financial Officer
AT MLP FUND, LLC

By:	/s/ Adam Karpf Name: Adam Karpf Title: Managing Director
Goldman Sachs MLP Energy Infrastructure Fund
By: Goldman Sachs Asset Management, L.P., its Investment Adviser

By:	/s/ Ganesh Jois Name: Ganesh Jois Title: Managing Director
Goldman Sachs MLP and Energy Renaissance Fund
By: Goldman Sachs Asset Management, L.P., its Investment Adviser
By:     /s/ Ganesh Jois
Name:    Ganesh Jois
Title:    Managing Director
Goldman Sachs MLP Income Opportunities Fund
By: Goldman Sachs Asset Management, L.P., its Investment Adviser

By:	/s/ Ganesh Jois Name: Ganesh Jois Title: Managing Director

Signature Page to Common Unit Purchase Agreement

PURCHASERS

BROOKFIELD GLOBAL INFRASTRUCTURE SECURITIES INCOME FUND; BROOKFIELD GLOBAL LISTED INFRASTRUCTURE FUND; BROOKFIELD GLOBAL LISTED INFRASTRUCTURE MASTER FUND LP; BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.; JNL/BROOKFIELD GLOBAL INFRASTRUCTURE AND MLP FUND; BROOKFIELD GLOBAL LISTED INFRASTRUCTURE LONG SHORT UCITS FUND; BROOKFIELD GLOBAL LISTED INFRASTRUCTURE UCITS FUND; SANOFI-AVENTIS US PENSION TRUST
By: BROOKFIELD INVESTMENT MANAGEMENT INC., on behalf of and solely as investment advisor to the Purchasers listed above

By: /s/ Seth Gelman
Name:    Seth Gelman
Title:    Chief Compliance Officer

Signature Page to Common Unit Purchase Agreement

HARTZ CAPITAL INVESTMENTS, LLC
BY: HARTZ CAPITAL, INC., ITS MANAGER

By:	/s/ Ronald J. Bangs Name: Ronald J. Bangs Title: Chief Operating Officer
CITIBANK, N.A.

By:	/s/ Daniel P. Breen Name: Daniel P. Breen Title: Vice President

SIG STRATEGIC INVESTMENTS, LLLP
c/o Heights Capital Management Inc; its authorized agent

By:	/s/ Martin Kobinger Name: Martin Kobinger Title: Investment Manager

COHEN & STEERS MLP INCOME AND ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Tina M. Payne Name: Tina M. Payne Title: Secretary

Signature Page to Common Unit Purchase Agreement

THE CUSHING MLP OPPORTUNITY FUND, LP

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank Name: Jerry V. Swank Title: Managing Member
THE CUSHING FUND, LP

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank Name: Jerry V. Swank Title: Managing Member
CUSHING MLP TOTAL RETURN FUND

By:	Cushing Asset Management, LP, its general partner

By:	Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank Name: Jerry V. Swank Title: Managing Member

Signature Page to Common Unit Purchase Agreement

HITE HEDGE LP

By:	/s/ James Jampel Name: James Jampel Title: President
HITE HEDGE QP LP

By:	/s/ James Jampel Name: James Jampel Title: President
HITE MLP LP

By:	/s/ James Jampel Name: James Jampel Title: President
HITE MLP ADVANTAGE LP

By:	/s/ James Jampel Name: James Jampel Title: President

Signature Page to Common Unit Purchase Agreement

MTP ENERGY MASTER FUND LTD

By:	MTP Energy Management LLC, as investment advisor

By:	Magnetar Financial LLC, as sole member

By:	/s/ Ben Paull Name: Ben Paull Title: Chief Financial Officer

MAGNETAR CAPITAL FUND II LP

By	Magnetar Financial LLC, its general partner

By:	/s/ Ben Paull Name: Ben Paull Title: Chief Financial Officer
OZ DOMESTIC PARTNERS, L.P.

By:	OZ Advisors LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

Signature Page to Common Unit Purchase Agreement

OZ DOMESTIC PARTNERS II, L.P.

By:	OZ Advisors LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

OZ OFFSHORE ATN INVESTORS I, LLC

By:	OZ Overseas Fund, Ltd., its Member

By:	OZ Management LP, its Investment Manager

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

Signature Page to Common Unit Purchase Agreement

OZ OFFSHORE ATN INVESTORS II, LLC

By:	OZ Overseas Intermediate Fund II, Ltd., its Member

By:	OZ Advisors II LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

OZ GLOBAL SPECIAL INVESTMENTS, L.P.

By:	OZ Advisors LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

Signature Page to Common Unit Purchase Agreement

OZ GLOBAL EQUITY OPPORTUNITIES DOMESTIC PARTNERS, L.P.

By:	OZ Management II LP, its Investment Manager

By:	Och-Ziff Holding II LLC, its General Partner

By:	OZ Management LP, its Member

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

OZ OFFSHORE ATN INVESTORS VI, LLC

By:	OZ Global Equity Opportunities Overseas Intermediate Fund, L.P., its Member

By:	OZ Advisors II LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

Signature Page to Common Unit Purchase Agreement

OZ ENHANCED DOMESTIC PARTNERS, L.P.

By:	OZ Advisors LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

OZ OFFSHORE ATN INVESTORS V, LLC

By:	OZ Enhanced Overseas Intermediate Fund, L.P., its Member

By:	OZ Advisors II LP, its General Partner

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Chen
Title:    Chief Operating Officer

Signature Page to Common Unit Purchase Agreement

OZFT HOLDINGS, LLC

By:	Gordel Capital Limited, its Member

By:	OZ Management LP, its Investment Manager

By:	Och-Ziff Holding Corporation, its General Partner
By: /s/ Wayne Cohen
Name:    Wayne Cohen
Title:    Chief Operating Officer

Salient MLP Fund, L.P.

By:	Salient Capital Advisors, LLC Its Investment Manager
By: /s/ Gregory A. Reid
Name:    Gregory A. Reid
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

Salient MLP & Midstream Income Fund, L.P.

By:	Salient Capital Advisors, LLC Its Investment Manager
By: /s/ Gregory A. Reid
Name:    Gregory A. Reid
Title:    Managing Director

Salient MLP & Energy Infrastructure Fund

By:	Salient Capital Advisors, LLC Its Investment Manager
By: /s/ Gregory A. Reid
Name:    Gregory A. Reid
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE DIRECT OPPORTUNITIES FUND, LP

By:	TORTOISE DIRECT OPPORTUNITIES GP LLC, its General Partner
By: /s/ Kyle Krueger
Name:    Kyle Krueger
Title:    Director

TORTOISE ENERGY INFRASTRUCTURE CORP.

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By: /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

TORTOISE MLP FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By: /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE ENERGY INDEPENDENCE FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By:    /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

TORTOISE MLP & PIPELINE FUND

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By:    /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

TORTOISE VIP MLP & PIPELINE PORTFOLIO

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By:    /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE PIPELINE & ENERGY FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By:    /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By:    /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

TEXAS MUTUAL INSURANCE COMPANY

By:	TORTOISE CAPITAL ADVISORS, L.L.C. as its Investment Adviser
By:    /s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

ZP ENERGY FUND, L.P.
By    ZP Energy GP, LC its general partner
By:    /s/ Stuart J. Zimmer
Name:    Stuart J. Zimmer
Title:    Managing Member

Signature Page to Common Unit Purchase Agreement

Schedule A –
List of Purchasers and Commitment Amounts

Purchaser	Purchased Units	Commitment Amount
AT MLP Fund, LLC	2,222,000	$39,996,000.00
Goldman Sachs MLP Energy Infrastructure Fund	579,085	$10,423,530.00
Goldman Sachs MLP and Energy Renaissance Fund	459,957	$8,279,226.00
Goldman Sachs MLP Income Opportunities Fund	349,758	$6,295,644.00
Brookfield Global Infrastructure Securities Income Fund	85,100	$1,531,800.00
Brookfield Global Listed Infrastructure Fund	141,000	$2,538,000.00
Brookfield Global Listed Infrastructure Master Fund LP	184,700	$3,324,600.00
Brookfield Global Listed Infrastructure Income Fund Inc.	151,100	$2,719,800.00
JNL/Brookfield Global Infrastructure and MLP Fund	504,600	$9,082,800.00
Brookfield Global Listed Infrastructure Long Short UCITS Fund	21,700	$390,600.00
Brookfield Global Listed Infrastructure UCITS Fund	354,300	$6,377,400.00
Sanofi-Aventis US Pension Trust	29,500	$531,000.00
Hartz Capital Investments, LLC	224,369	$4,038,642.00
Citibank, N.A.	8,588,556	$154,594,008.00
SIG Strategic Investments, LLLP	3,000,000	$54,000,000.00
Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.	277,700	$4,998,600.00
The Cushing MLP Opportunity Fund, LP	238,000	$4,284,000.00
The Cushing Fund, LP	158,000	$2,844,000.00
Cushing MLP Total Return Fund	50,000	$900,000.00
HITE Hedge LP	342,700	$6,168,600.00
HITE Hedge QP LP	255,600	$4,600,800.00
HITE MLP LP	237,400	$4,273,200.00
HITE MLP Advantage LP	164,300	$2,957,400.00
MTP Energy Master Fund LTD	5,377,723	$96,799,014.00
Magnetar Capital Fund II LP	177,777	$3,199,986.00
OZ Domestic Partners, L.P.	126,539	$2,277,702.00
OZ Domestic Partners II, L.P.	941,741	$16,951,338.00
OZ Offshore ATN Investors I, LLC	190,349	$3,426,282.00
OZ Offshore ATN Investors II, LLC	1,445,192	$26,013,456.00
OZ Global Special Investments, L.P.	9,354	$168,372.00
OZ Global Equity Opportunities Domestic Partners, L.P.	830	$14,940.00

Schedule A to Common Unit Purchase Agreement
HOU:3750191.8

Purchaser	Purchased Units	Commitment Amount
OZ Offshore ATN Investors VI, LLC	2,605	$46,890.00
OZ Enhanced Domestic Partners, L.P.	63,613	$1,145,034.00
OZ Offshore ATN Investors V, LLC	135,739	$2,443,302.00
OZFT Holdings, LLC	84,038	$1,512,684.00
Salient MLP Fund L.P.	313,566	$5,644,188
Salient MLP & Midstream Income Fund, L.P.	75,115	$1,352,070
Salient MLP & Energy Infrastructure Fund	222,319	$4,001,742
Tortoise Direct Opportunities Fund, LP	1,067,849	$19,221,282.00
Tortoise Energy Infrastructure Corp.	1,509,636	$27,173,448.00
Tortoise MLP Fund, Inc.	888,564	$15,994,152.00
Tortoise Energy Independence Fund, Inc.	44,365	$798,570.00
Tortoise MLP & Pipeline Fund	383,701	$6,906,618.00
Tortoise VIP MLP & Pipeline Portfolio	972	$17,496.00
Tortoise Pipeline & Energy Fund, Inc.	43,645	$785,610.00
Tortoise Power and Energy Infrastructure Fund, Inc.	30,902	$556,236.00
Texas Mutual Insurance Company	166,666	$2,999,988.00
ZP Energy Fund, L.P.	300,000	$5,400,000.00
Total	32,222,225	$580,000,050.00

Schedule A to Common Unit Purchase Agreement
HOU:3750191.8

Schedule B List of Jurisdictions of Organization and Foreign Qualification

Entity	Jurisdiction of Organization	Jurisdiction(s) of Foreign Qualification
Energy Transfer Equity, LP	Delaware	Missouri
LE GP, LLC	Delaware	None
Energy Transfer Partners, L.P.	Delaware	Kansas Kentucky Louisiana New York Oklahoma Pennsylvania Texas West Virginia
La Grange Acquisition, L.P.	Texas	Arizona Arkansas California Colorado Georgia Kansas Louisiana Mississippi New Mexico Ohio Oklahoma Pennsylvania Tennessee Utah West Virginia
Heritage ETC, L.P.	Delaware	Oklahoma
Energy Transfer Interstate Holdings, LLC	Delaware	Arizona Arkansas Colorado Louisiana Mississippi New Mexico Texas
ETC Texas Pipeline, Ltd.	Texas
ETC Tiger Pipeline, LLC	Delaware	Arkansas Louisiana Texas
Lone Star NGL LLC	Delaware	Texas
Lone Star NGL Pipeline LP	Delaware	New Mexico Texas
Lone Star NGL Asset Holdings LLC	Delaware	None
Lone Star NGL Asset Holdings II LLC	Delaware	Texas
ETP Holdco Corporation	Delaware	None

Schedule B to Common Unit Purchase Agreement
HOU:3750191.8

Sunoco, Inc. (R&M)	Pennsylvania
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District Of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wyoming

Mascot, Inc. (MA)	Massachusetts	None
Sunoco Logistics Partners, L.P.	Delaware	Pennsylvania
Sunoco Logistics Partners Operations, L.P.	Delaware	Montana New York Pennsylvania

Schedule B to Common Unit Purchase Agreement
HOU:3750191.8

Sunoco Pipeline L.P.	Texas	Louisiana Massachusetts Michigan New Jersey New Mexico New York North Dakota Ohio Oklahoma Pennsylvania West Virginia
Sunoco Partners Marketing & Terminal L.P.	Texas
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Mississippi
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Utah
Virginia
Washington
West Virginia
Wyoming

Regency Gas Services LP	Delaware	Louisiana Texas
ETC Field Services LLC	Delaware	Colorado Kansas Louisiana New Mexico Oklahoma Texas
Lone Star NGL Fractionators LLC	Delaware	Texas

Schedule B to Common Unit Purchase Agreement
HOU:3750191.8

ET Rover Pipeline LLC	Delaware	Michigan Ohio Pennsylvania West Virginia

Schedule B to Common Unit Purchase Agreement
HOU:3750191.8

Schedule C Material Subsidiaries of the Partnership

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Heritage ETC, L.P.	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
ETC Tiger Pipeline, LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Pipeline LP	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Asset Holdings II LLC	Delaware
ETP Holdco Corporation	Delaware
Sunoco (R&M) LLC	Pennsylvania
Mascot, Inc. (MA)	Massachusetts
Sunoco Logistics Partners, L.P.	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Pipeline L.P.	Texas
Sunoco Partners Marketing & Terminal L.P.	Texas
Regency Gas Services LP	Delaware
ETC Field Services LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
ET Rover Pipeline LLC	Delaware

Schedule C to Common Unit Purchase Agreement
HOU:3750191.8

Schedule D Certain Agreements

1. Binding Offer to Purchase ETP Series A Cumulative Convertible Preferred Units, dated January 6, 2017, among Energy Transfer Partners, L.P. (“ETP”), on the one hand, and MTP Energy Master Fund Ltd. (“Fund I”), Magnetar Capital Fund II LP (“Fund II”) and MTP Energy Infrastructure Finance Special Fund, LLC (“Fund III” and together with Fund I and Fund II, “Funds”), regarding ETP’s offer to purchase the Funds’ aggregate ETP Series A Cumulative Convertible Preferred Units

Schedule D to Common Unit Purchase Agreement
HOU:3750191.8

EXHIBIT A

Exhibit A – Form of Registration Rights Agreement
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [____], 2017, by and among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, this Agreement is made and entered into in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit Purchase Agreement, dated as of [______], 2017, by and among the Partnership and the Purchasers (the “Common Unit Purchase Agreement”); and
WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Common Unit Purchase Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Common Unit Purchase Agreement. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“General Partner” means LE GP, LLC, a Delaware limited liability company.

HOU:3750191.8

“Holder” means the record holder of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“In-Kind LD Amount” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Liquidated Damages Multiplier” means, with respect to a particular Purchaser, the product of (i) the Common Unit Price multiplied by (ii) the number of Purchased Units purchased by such Purchaser that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act.
“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.
“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Person” means an individual or a corporation, limited liability company, partnership, firm, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
“Registrable Securities” means (i) the Common Units to be acquired by the Purchasers pursuant to the Common Unit Purchase Agreement and (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement, and also includes any type of interest issued to the Holders pursuant to Section 3.04.
“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Threshold Amount” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; provided, however, that none of the Purchasers or their Affiliates shall be considered Affiliates of the Partnership; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01 Registration.
(a) Effectiveness Deadline. Following the date hereof, but no later than 30 days following the Closing Date, the Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) under the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form or forms of the Commission as shall be selected by the Partnership so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act at then-prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or as soon as practicable after the filing thereof. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.
(b) Failure to Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective by the Commission within, (i) in the case of a “no review” of the Registration Statement by the Commission, 60 days after the Closing Date, or (ii) in the case of “limited” or “full” review of the Registration Statement by the Commission, 90 days after the Closing Date (such date, the “Target Effective Date”), then each Holder shall be entitled to a payment (with respect to the Purchased Units of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 30 days following the Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 30 days (i.e., 0.5% for 31-60 calendar days following the Target Effective Date, 0.75% for 61-90 calendar days following the Target Effective Date, and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach of or default under a credit facility or other debt instrument, then the Partnership shall pay such Liquidated Damages using as much cash as is permitted without causing a breach of or default under such credit facility or other debt instrument and shall pay the balance of any such Liquidated Damages (the “In-Kind LD Amount”) in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Common Units are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the quotient of (i) the dollar amount of the In-Kind LD Amount divided by (ii) the volume-weighted average closing price of the Common Units (as reported on the NYSE or the principal national securities exchange on which the Common Units are then traded) for the consecutive ten (10) trading day period ending on the close of trading on the trading day immediately preceding the date on which the Liquidated Damages payment is due. The payment of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Holder no longer holds Registrable Securities, assuming that each Holder is not an Affiliate of the Partnership. Any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Partnership is unable to cause a Registration Statement to go effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion. For the avoidance of doubt, nothing in this Section 2.01(b) shall relieve the Partnership from its obligations under Section 2.01(a).

Section 2.02 Piggyback Rights.
(a) Participation. If the Partnership proposes to file (i) a shelf registration statement other than the Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01(a), and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $25.0 million of the then-outstanding Registrable Securities (calculated based on the Common Unit Price) (the “Threshold Amount”) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed and kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Partnership to each Holder. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought deal Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a). The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.
(b) Priority. Other than situations outlined in Section 2.01 of this Agreement, if the Managing Underwriter(s) of any proposed Underwritten Offering advises the Partnership that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter(s) advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders plus the aggregate number of Parity Securities owned on the Closing Date by all holders of Parity Securities that are participating in the Underwritten Offering.
(c) Termination of Piggyback Registration Rights. Each Holder’s rights under this Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least the Threshold Amount. Each Holder shall notify the Partnership in writing when such Holder holds less than the Threshold Amount.

Section 2.03 Delay Rights.
Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement contemplated by this Agreement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or such other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if, in the General Partner’s good faith determination, such use would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or such other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 Business Days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the thirty-first (31st) Business Day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the Target Effective Date as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders. Liquidated Damages pursuant to this paragraph shall cease to accrue upon the Purchased Units of such Holder becoming eligible for resale without restriction and without the need for current public information under any section of

Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, assuming that each Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

Section 2.04 Underwritten Offerings.
(a) General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter(s). In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.
(b) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an Underwritten Offering solely on behalf of the Holders.
Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:
(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus or prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b) if a prospectus or prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus or prospectus supplement included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any such other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any such other registration statement or any prospectus or prospectus supplement thereto;
(f) promptly notify each Selling Holder of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;
(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership and General Partner personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and
(o) if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Registration Statement or any other registration statement contemplated by this Agreement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.
The Partnership shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any registration statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto after having had an opportunity to conduct customary underwriter’s due diligence (including receipt of comfort letters and opinions of counsel) with respect to the Partnership at the time such Holder’s consent is sought, then such Holder’s Registrable Securities shall not be included on the Registration Statement (or any other registration statement contemplated by this Agreement), such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect thereto, the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, and such Holder shall have been deemed to have terminated this Agreement with respect to such Holder.
Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter(s), if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.06 Cooperation by Holders. The Partnership shall have no obligation to include in the Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) Registrable Securities of a Holder who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, if requested by the underwriters of an Underwritten Offering, to enter into a customary letter agreement with such underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder holds less than the Threshold Amount.
Section 2.08 Expenses.
(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Section 2.09 hereof, the Partnership shall not be responsible for professional fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 2.09 Indemnification.
(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, preliminary prospectus, preliminary prospectus supplement, or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to:
(a) use commercially reasonable efforts to make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, at all times from and after the date hereof;
(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c) so long as a Holder owns any Registrable Securities, furnish, (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, and (ii) unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Solely for purposes of this Section 2.10, the term “Registrable Securities” shall be read without regard to the limitation set forth in Section 1.02(e).

Section 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least the Threshold Amount, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement and (d) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.
Section 2.12 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.
ARTICLE III
MISCELLANEOUS
Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a) if to a Purchaser, to the respective address listed on Schedule A hereof;
(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and
(c) if to the Partnership:
Energy Transfer Equity, L.P.
c/o LE GP, LLC
[__________]
Attention: Associate General Counsel
Electronic Mail: [________]
with a copy to:
Latham & Watkins LLP
811 Main Street, 37th Floor
Houston, Texas 77002
Attention: Bill Finnegan

Facsimile: 713.546.5401
Electronic Mail: Bill.Finnegan@lw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11 hereof.
Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.
Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09 Governing Law. THIS AGREEMENT INCLUDING ALL ISSUES AND QUESTIONS CONCERNING ITS APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT, WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.
Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11 Entire Agreement. This Agreement, the Common Unit Purchase Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, representations or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Common Unit Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.
Section 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser (and their permitted transferees and assignees) under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
Section 3.16 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.
[Signature pages to follow]

EXHIBIT A

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC
(its General Partner)

By:
Name:	[________]
Title:	[________]

HOU:3750191.8

[PURCHASER]

By:
Name:	[______]
Title:	[_______]

[PURCHASER]

By:
Name:	[______]
Title:	[_______]
[PURCHASER]

By:
Name:	[______]
Title:	[_______]
[PURCHASER]

By:
Name:	[______]
Title:	[_______]

Signature Page to Registration Rights Agreement
HOU:3750191.8

Schedule A – Purchaser Name; Notice and Contact Information

Purchaser Name [Please list each fund]	Notice and Contact Information [Please provide address, phone and email]	Tax I.D. Number [Please provide for each fund]	Opt-Out Election per Section 2.02(a) [Please indicate “Yes- Opt Out” or “No-Not Opting Out”]
[PURCHASER]	Attn: [________] [________] [________] Phone: [_______] Email: [_________]	[_________]	[______]

[PURCHASER]	Attn: [________] [________] [________] Phone: [_______] Email: [_________]	[_________]	[______]

[PURCHASER]	Attn: [________] [________] [________] Phone: [_______] Email: [_________]	[_________]	[______]

[PURCHASER]	Attn: [________] [________] [________] Phone: [_______] Email: [_________]	[_________]	[______]

Exhibit A to Common Unit Purchase Agreement
HOU:3750191.8

Exhibit B – Form of Opinion of Latham & Watkins LLP

1.
The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the SEC Reports. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all jurisdictions listed on Annex A hereto.

2.
The General Partner is a limited liability company under the Delaware LLC Act, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the SEC Reports. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all jurisdictions listed on Annex A hereto.

3.
With your consent, based solely upon a review on the date hereof of the Partnership Governing Documents and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership with an approximate [●]% general partner interest in the Partnership (the “GP Ownership Interests”) owned of record by the General Partner. The GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the lien searches dated [●], 2017 attached hereto as Annex B, we confirm that the GP Ownership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Annex B or (iii) restrictions on transferability or other Liens described in the SEC Reports.

4.
The Purchased Units to be issued and sold by the Partnership pursuant to the Purchase Agreement, when issued to and paid for by the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued and free of pre-emptive rights arising from the Governing Documents, except as have been waived. Under the DRULPA and the Partnership Agreement, purchasers of the Purchased Units will have no obligation to make further payments for their purchase of the Purchased Units or contributions to the Partnership solely by reason of their ownership of the Purchased Units or their status as limited partners of the Partnership and no personal liability for the obligations of the Partnership, solely by reason of being limited partners of the Partnership.

5.
The execution, delivery and performance of the Purchase Agreement by the Partnership has been duly authorized by all necessary limited partnership action of the Partnership, and has been duly executed and delivered by the Partnership.

Exhibit B to Common Unit Purchase Agreement
HOU:3750191.8

6.
The execution, delivery and performance of the Registration Rights Agreement has been duly authorized by all necessary limited partnership action of the Partnership, has been duly executed and delivered by the Partnership, and is the legally valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

7.	The execution and delivery of the Purchase Agreement and the Registration Rights Agreement, and the issuance and sale of the Purchased Units to you do not on the date hereof:

(i)	violate the provisions of the Governing Documents;

(ii)	result in the breach of or a default under any of the Specified Agreements;

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware Laws; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

8.
The Partnership is not, and immediately after giving effect to the issuance and sale of the Purchased Units in accordance with the Purchase Agreement and the application of the proceeds therefrom, will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.
No registration of the Purchased Units under the Securities Act is required for the purchase of the Purchased Units by you, in the manner contemplated by the Purchase Agreement. We express no opinion, however, as to when or under what circumstances you may reoffer or resell any Purchase Units.

Exhibit B to Common Unit Purchase Agreement
HOU:3750191.8

Exhibit C – Form of Lock-Up Agreement
[●], 2017
BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
as Lock-up Representatives

c/o Barclays Capital Inc.
[____________]
[New York, New York]

c/o J.P. Morgan Securities LLC
[____________]
[New York, New York]

c/o Citigroup Global Markets LLC
[____________]
[New York, New York]

Re:    Private Placement by Energy Transfer Equity, L.P.

Ladies and Gentlemen:

The undersigned understands that Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”) has entered into a Common Unit Purchase Agreement, dated as of January [_], 2017 (the “Purchase Agreement”), with the purchasers party thereto providing for the private placement of common units representing limited partner interests in the Partnership (the “Common Units”).

It is anticipated that in connection with the private placement, the Partnership shall, following completion of the private placement, file a registration statement under the Securities Act of 1933, as amended (the “Registration Statement”) with respect to the possible resale, from time to time, of the Common Units and that such Registration Statement will be filed by the Partnership within the time period specified by, and the Partnership will keep the Registration Statement effective until such time as may be provided in, the definitive agreements entered into in connection with the private placement of the Common Units.

In recognition of the benefit that such a private placement will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each of Barclays Capital Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., on behalf of the Placement Agents named in the Purchase

Exhibit C to Common Unit Purchase Agreement
HOU:3750191.8

Agreement (collectively, the “Lock-up Representatives”), and each investor named in the Purchase Agreement that, during the period beginning on the Closing Date (as defined in the Purchase Agreement) and ending on the date that is 40 days from consummation of the purchase and sale of the Purchased Units (as defined in the Purchase Agreement) (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Lock-up Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Units”), or exercise any right with respect to the registration of any of the Lock-up Units, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (other than pursuant to the Registration Rights Agreement between the Partnership and the purchasers, the form of which is attached to the Purchase Agreement), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Units without the prior written consent of the Lock-up Representatives, provided that (i) the Lock-up Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (ii) any such transfer shall not involve a disposition for value, (iii) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts;

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners or unitholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the restrictions in the third paragraph of this letter agreement shall not apply to (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (a) such plan does not provide for the transfer of Common Units during the Lock-up Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the

Exhibit C to Common Unit Purchase Agreement
HOU:3750191.8

Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Lock-up Period, (ii) existing pledges pursuant to loan or similar agreements in effect on the date hereof, as amended from time to time, or any successor to any such agreement, or any transfers pursuant to any such agreement, or (iii) the deemed disposition of Common Units under Section 16 upon the cash settlement of phantom units or unit appreciation rights outstanding as of the date of this Agreement.

Furthermore, the undersigned may sell Common Units of the Partnership purchased by the undersigned on the open market following the private placement if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission on Form 4 in accordance with Section 16 and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Exhibit C to Common Unit Purchase Agreement
HOU:3750191.8